Exhibit 13.1

Section 906 Certification by Principal Executive Officer and Principal Financial Officer

In connection with the Annual Report of Elbit Imaging Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ron Hadassi, in my capacity as the Company’s principal executive officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2019

By:	/s/ Ron Hadassi
Name:	Ron Hadassi
Title:	Chief Executive Officer and Chairman of the Board of Directors

Section 906 Certification by Principal Executive Officer and Principal Financial Officer

In connection with the Annual Report of Elbit Imaging Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yael Naftali, in my capacity as the Company’s principal financial officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2019

By:	/s/ Yael Naftali
Name:	Yael Naftali
Title:	Chief Financial Officer